Exhibit 99.1

VALSPAR REPORTS SECOND-QUARTER RESULTS

Company Raises FY 2010 Guidance

MINNEAPOLIS, Minn., May 17 – The Valspar Corporation (NYSE-VAL) today reported its results for the second-quarter ended April 30, 2010.

Second-quarter sales totaled $803.6 million, a 20.2 percent increase from the same period last year.  Second-quarter adjusted net income per share increased 69 percent to $0.61 in 2010 from $0.36 in 2009.  Second-quarter adjusted net income per share for 2009 excludes a $0.05 per share charge related to restructuring actions and a non-cash adjustment of $0.03 per share for Huarun minority interest shares.  Net income for the second quarter of 2010 was $61.7 million.  Net income for the second quarter of 2009 was $31.1 million and reported earnings per share were $0.28.

“Sales increased significantly in all regions in both our Paints and Coatings segments, with core growth and new business contributing to the improvement,” said William L. Mansfield, Valspar chairman and chief executive officer.  “Volume growth in combination with operating discipline and tight control of expenses were the main drivers of our earnings performance.  Looking ahead to the remainder of the year, we are increasing our earnings guidance to reflect the benefit of demand recovery tempered by the challenging raw material environment.  We now expect to deliver fiscal year 2010 adjusted net income per share in the range of $2.10 to $2.25, excluding restructuring charges.”

William L. Mansfield, Gary E. Hendrickson, president and chief operating officer, and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today.  The call can be heard live over the Internet at Valspar’s website at www.valsparglobal.com under Investor Relations.  Those unable to participate during the live broadcast can access an archive of the call on the Valspar website.  A taped delay of the call will also be available from 12:30 p.m. Central Time May 17 through Midnight on May 31 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 156555.

Investor Contact:  Tyler Treat, (612) 851-7358

Media Contact:  Mike Dougherty, (612) 851-7802

The Valspar Corporation (NYSE:VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

For more information, visit www.valsparglobal.com.

This press release contains certain “forward-looking” statements.  These forward-looking statements are based on management’s expectations and beliefs concerning future events.  Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements.  These uncertainties and other factors include, but are not limited to, changes in general economic conditions both domestic and international, including recessions and other external economic and political factors, which may adversely affect our business, the value of our investments, the financial stability of our customers and suppliers and our ability to obtain financing; dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; competitive factors including pricing pressure and product competition; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from our relationships with customers and suppliers; risks and uncertainties associated with operations and achievement of growth in developing markets, including China and Central and South America; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other risks and uncertainties.  The foregoing list is not exhaustive, and we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended April 30, 2010 and May 1, 2009

	Second Quarter		Year-To-Date
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	2010	2009	2010	2009
Net Sales	$803,570	$668,384	$1,475,933	$1,307,881
Cost of Sales	530,217	447,248	985,589	897,401
Gross Profit	273,353	221,136	490,344	410,480
Research and Development	24,703	22,543	48,368	45,612
Selling, General and Administrative	144,347	141,499	277,784	273,531
Income From Operations	104,303	57,094	164,192	91,337
Interest Expense	14,726	10,581	29,111	22,507
Other (Income) Expense, Net	(1,255)	86	(1,459)	640
Income Before Income Taxes	90,832	46,427	136,540	68,190
Income Taxes	29,159	15,297	40,930	22,892
Net Income	$61,673	$31,130	$95,610	$45,298
Huarun Redeemable Stock Accrual (1)	—	(3,318)	—	(6,636)
Net Income Available to Common Stockholders	61,673	27,812	95,610	38,662
Average Number of Shares O/S - basic	98,657,090	99,996,680	98,895,203	99,889,693
Average Number of Shares O/S - diluted	100,986,419	100,538,299	101,058,134	100,396,752
Net Income per Common Share - basic	$0.63	$0.28	$0.97	$0.39
Net Income per Common Share - diluted	$0.61	$0.28	$0.95	$0.39

(1)  Huarun redeemable stock accrual reduced basic and diluted net income per common share $0.03 and $0.06 in the 2nd quarter and year-to-date periods of 2009, respectively.

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted Net Income per Common Share - diluted” and “Full Year Guidance for Adjusted Net Income per Common Share - diluted” - which exclude a non-cash accrual relating to Huarun Redeemable Stock in connection with the Company’s acquisition of the remaining minority interest shares of Huarun Paints Holding Company Limited and restructuring charges. Management discloses these measures because it believes these measures may assist investors in comparing the Company’s results of operations in the respective periods without regard to the effect of the non-cash accrual relating to the Huarun acquisition in the 2009 period and the effect of the restructuring charges in the 2010 and 2009 periods.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net Income Per Common Share - diluted” to “Adjusted Net Income Per Common Share - diluted” for the periods presented:

	Second Quarter		Year-To-Date
	2010	2009	2010	2009
Net Income per Common Share - diluted	$0.61	$0.28	$0.95	$0.39
Huarun Redeemable Stock Accrual	—	0.03	—	0.06
Restructuring Charges	—	0.05	0.02	0.11
Adjusted Net Income per Common Share - diluted	$0.61	$0.36	$0.97	$0.56

The following is a reconciliation of “Forecasted Net Income per Common Share - diluted” to our “Full Year Guidance” for the period presented.

Full Year 2010
Forecasted Net Income per Common Share - diluted	$2.08 – $2.23
Restructuring Charges	$0.02
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$2.10 – $2.25

(Dollars in thousands)	April 30, 2010	October 30, 2009	May 1, 2009
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$164,627	$187,719	$75,640
Accounts and Notes Receivable, Net	560,637	518,188	491,061
Inventories	253,316	238,449	239,239
Deferred Income Taxes	35,035	34,479	32,132
Prepaid Expenses and Other	87,131	83,631	88,348
Total Current Assets	1,100,746	1,062,466	926,420
Goodwill	1,333,678	1,337,997	1,312,118
Intangibles, Net	624,211	629,923	626,494
Other Assets	4,483	4,192	5,337
Long Term Deferred Income Taxes	5,216	5,358	2,714
Property, Plant & Equipment, Net	452,016	471,088	459,361
Total Assets	$3,520,350	$3,511,024	$3,332,444

Liabilities and Stockholders’ Equity
Current Liabilities:
Notes Payable and Commercial Paper	$6,370	$7,278	$285,977
Trade Accounts Payable	359,120	349,999	252,761
Income Taxes	32,933	4,762	9,927
Oher Accrued Liabilities	295,532	349,440	245,423
Total Current Liabilities	693,955	711,479	794,088
Long Term Debt, Net of Current Portion	873,489	873,095	695,392
Deferred Income Taxes	241,007	235,975	227,297
Other Long Term Liabilities	170,328	185,968	161,340
Total Liabilities	1,978,779	2,006,517	1,878,117
Huarun Redeemable Stock	—	—	40,213
Stockholders’ Equity	1,541,571	1,504,507	1,414,114
Total Liabilities and Stockholders’ Equity	$3,520,350	$3,511,024	$3,332,444

The Valspar Corporation

Other Financial Data

Dollars in thousands

		Quarter 2		YTD
		2010	2009	2010	2009
I.	Comparison year over year
	Gross Margin, as a percentage of net sales *
	Gross Margin, reported	34.0%	33.1%	33.2%	31.4%
	Gross Margin, adjusted for cost of restructuring	34.0%	34.3%	33.5%	32.4%

	Operating Expense as a percentage of net sales *
	Operating Expense, reported	21.0%	24.5%	22.1%	24.4%
	Operating Expense, adjusted for cost of restructuring	21.0%	24.5%	22.1%	24.1%

	Operating Profit, as a percentage of net sales *
	Operating Profit, reported	13.0%	8.5%	11.1%	7.0%
	Operating Profit, adjusted for cost of restructuring	13.0%	9.7%	11.4%	8.3%

		Quarter 2		YTD
II.	Segment Data	2010	2009	2010	2009
	Sales
	Coatings	$442,091	$357,862	$833,412	$732,514
	Paint	$303,996	$257,161	$537,409	$469,861
	All Other less intersegment sales	$57,483	$53,361	$105,112	$105,506
	Total	$803,570	$668,384	$1,475,933	$1,307,881

	Earnings Before Interest and Taxes (EBIT) *
	Coatings	$62,417	$29,859	$105,372	$54,757
	Paint	$52,161	$35,384	$79,993	$51,335
	All Other	$(9,020)	$(8,235)	$(19,714)	$(15,395)
	Total	$105,558	$57,008	$165,651	$90,697

	Earnings Before Interest and Taxes (EBIT) *, adjusted for cost of restructuring
	Coatings	$62,494	$35,412	$108,005	$67,558
	Paint	$52,300	$35,612	$81,397	$51,860
	All Other	$(8,975)	$(6,113)	$(19,489)	$(11,704)
	Total	$105,819	$64,911	$169,913	$107,714

* Certain amounts in prior years’ financial statements have been reclassified to conform with the 2009 presentation.